                                                                    Exhibit 10.4

CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                             PARTS SUPPLY AGREEMENT


                                     BETWEEN


                                SHARP CORPORATION


                                       AND


                                 UTSTARCOM INC.

                                      INDEX

Article

1.   DEFINITIONS
2.   PURCHASE AND SUPPLY OF THE SUPPLY PARTS
3.   ORDER PROCEDURES
4.   PURCHASE PRICE
5.   TERMS OF PAYMENT
6.   INSPECTION
7.   SHIPMENT
8.   REMEDY FOR INCOMPLETE SUPPLY OF THE SUPPLY PARTS
9.   STOCK OF SPARE PARTS
10.  DURATION OF AGREEMENT
11.  TERMINATION
12.  COMPENSATION FOR DAMAGES
13.  ASSIGNMENT
14.  NOTICES
15.  ENTIRE AGREEMENT
16.  EXCEPTIONS
17.  ARBITRATION
18.  GOVERNING LAW AND TRADE TERMS
19.  MISCELLANEOUS

                             PARTS SUPPLY AGREEMENT

THIS AGREEMENT made and entered into this ______ day of ______________, 2000, by and between

SHARP CORPORATION, a Japanese corporation, having its principal place of business at 22-22, Nagaike-cho, Abeno-ku, Osaka, 545-8522 Japan (hereinafter referred to as "SHARP")

                                      and

UTSTARCOM INC., a Delaware corporation, having its principal place of business at 1275 Harbor Bay Parkway, Suite 100, Alameda, CA 94502, U.S.A. (hereinafter referred to as "UTSTARCOM")

                                   WITNESSETH:

WHEREAS, SHARP has been engaged in the manufacture and sale of PHS terminal in Japan; and

WHEREAS, UTSTARCOM is planning to cause EASTCOM (as defined below) to assemble and manufacture the PRODUCTS (as defined below) and to cause HUTS (as defined below) to distribute the PRODUCTS in the TERRITORY (as defined below). UTSTARCOM wishes to purchase from SHARP and SHARP is willing to sell to UTSTARCOM component parts of the PRODUCTS necessary to assemble, manufacture and repair the PRODUCTS in the TERRITORY shall be purchased from SHARP; and

WHEREAS, UTSTARCOM and SHARP have entered into a technical collaboration
agreement dated           , 2000 (hereinafter referred to as "TCA") with
respect to some license of SHARP's intellectual property rights and technical know-how required to manufacture and distribute the PRODUCTS in the TERRITORY;

NOW, THEREFORE, the parties hereto hereby agree as follows:

Article 1. DEFINITIONS

Whenever used in this Agreement, unless otherwise clearly required by the context, the following terms shall have the meaning set forth in the Article and no other.

(a)  The term "TERRITORY" means [*]


(b)  The term "PRODUCTS" means only such models of the products, which are:

     i)   specified in the EXHIBIT-A attached to TCA; and

     ii) carrying the trademark "UTStarcom" or other marks owned by UTSTARCOM or other marks designated by UTSTARCOM upon prior written consent of SHARP.

(c) The term "SUPPLY PARTS" means any or all materials and component parts for the PRODUCTS supplied in any form from SHARP, its subsidiary, related or affiliated company or designated factory.

(d) The term "HUTS" means UTSTARCOM (HANGZHOU) TELECOM CO., LTD, a corporation of People's Republic of China, a subsidiary of UTSTARCOM, having its principal place of business at 3 Yile Industrial Park, Bldg. 2/3 19 WenYi Road, Hangzhou, 310012, People's Republic of China, doing business of manufacturing, sales or distribution, and after-sales service of the communication related products.

(e) The term "EASTCOM" means EASTERN COMMUNICATIONS CO., LTD, a corporation of People's Republic of China, having its principal place of business at No.398. Wen San Road, Hangzhou, Zhe Jiang, People's Republic of China, doing business of assembly and manufacture of the mobile communication products.

Article 2. PURCHASE AND SUPPLY OF THE SUPPLY PARTS

(a) UTSTARCOM agrees to purchase from SHARP and SHARP agrees to sell to UTSTARCOM the SUPPLY PARTS subject to and upon the terms and conditions contained herein.

(b) UTSTARCOM shall not, without the prior written consent of SHARP, cause EASTCOM and/or HUTS to use the SUPPLY PARTS for any purposes other than for the manufacture and assembly of the PRODUCTS in the TERRITORY or sell or otherwise dispose of the SUPPLY PARTS, either directly or indirectly, to any third party in the TERRITORY or elsewhere in the world.

[*] * CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

Article 3. ORDER PROCEDURES

(a) UTSTARCOM shall place with SHARP monthly purchase orders in writing for the SUPPLY PARTS at least [*] before the [*] of the production month of the SUPPLY PARTS thereby ordered or at least [*] before the [*] of the month in which the SUPPLY PARTS are to be shipped from the relevant port(s) of shipment, whichever is applicable. By the [*] of each month, non-binding rolling forecasts for the SUPPLY PARTS order for the period of next [*] shall be given to Sharp by UTSTARCOM for Sharp's smooth arrangements of the SUPPLY PARTS. In case the relevant SUPPLY PARTS are to be manufactured outside Japan, however, the number of months provided above shall be increased by [*].

(b) The quantity of each model of the SUPPLY PARTS to be ordered by each of such purchase orders shall be integral multiple of [*].

(c) Such purchase orders shall be deemed only to be offers by UTSTARCOM to purchase the SUPPLY PARTS on and subject to the terms and conditions of this Agreement and such other terms and conditions as may be set forth in any SHARP price-list, estimate or other similar documents in effect at the date when UTSTARCOM's order is accepted.

(d) SHARP may accept or reject the purchase orders submitted by UTSTARCOM. The acceptance by SHARP of such purchase orders shall be made only by execution and delivery by SHARP of the SALES CONTRACT (which form is designated by SHARP and is subject to revision made from time to time by SHARP at its sole discretion), thereupon such SALES CONTRACT shall be deemed to be the final and conclusive contract between the parties for the purchase and sale of the SUPPLY PARTS therein described. Immediately upon receipt by UTSTARCOM of the said SALES CONTRACT, UTSTARCOM shall sign and return to SHARP the duplicate copy of such SALES CONTRACT but failure of UTSTARCOM to do so shall not affect the validity of such SALES CONTRACT as provided hereinabove. It is specifically agreed, however, that if any export license or permission is required for the exportation of the SUPPLY PARTS the SALES CONTRACT shall come into effect only when such export license or permission shall have been obtained. UTSTARCOM agrees that due to delay in obtaining such license or permission the shipping date of the SUPPLY PARTS as set forth in the SALES CONTRACT may be delayed and that such delay shall not constitute a breach by SHARP of the SALES CONTRACT; provided, however, that SHARP will ship the SUPPLY PARTS as soon as practicable after the shipping date set forth in the SALES CONTRACT. In the event of any conflict or inconsistency between the terms and conditions

[*] * CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

     of this Agreement and those of any SALES CONTRACT, the terms and conditions of this Agreement shall prevail with respect only to such conflicting or inconsistent provisions, except for such terms and conditions as may be typewritten on the face of such SALES CONTRACT.

Article 4. PURCHASE PRICE

All SUPPLY PARTS shall be sold to UTSTARCOM at the prices established or confirmed by SHARP and in effect at the time when UTSTARCOM's purchase order is accepted by SHARP. All prices for the sale of the SUPPLY PARTS under any SALES CONTRACT shall be specified in Japanese yen.

Article 5. TERMS OF PAYMENT

(a) At least [*] before the shipping date specified in the relevant SALES CONTRACT, UTSTARCOM shall establish, [*], with a leading and first class bank (such bank shall be changed at the request of SHARP to be made from time to time), an irrevocable and, if so requested by SHARP, confirmed letter of credit (not restricted, unless otherwise agreed upon) in full amount specified in the SALES CONTRACT in Japanese yen (unless otherwise agreed upon) in favour of SHARP available at [*] after the date of the bill of lading or air waybill for the shipment of Supply Parts to be drawn on the establishing bank (unless otherwise agreed upon). A confirming bank shall be a leading and first class international bank acceptable to SHARP and, unless otherwise agreed upon, be a bank other than the establishing bank of the letter of credit. Such letter of credit shall provide for partial shipments and shall remain valid for not less than [*] after the last day specified for shipment. In the event that the letter of credit is to be advised by facsimile, UTSTARCOM shall cause a written confirmation thereof to be air-mailed to SHARP via the advising bank. The said letter of credit shall also include stipulations to the following effect:

     In reimbursement to the negotiating bank by the establishing bank, priority shall be given to the "debit authorization method" by which the letter of credit shall have stipulated as a Reimbursement Instruction the following:

     "we authorize you to debit our account with you at maturity." If the foregoing method is not available for some inevitable reason(s), the "remittance method" will be acceptable, in which case settlement shall be made by Telegraphic Transfer.

     Transfer charge of letter of credit, payment commission, acceptance commission, confirming

[*] * CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

     charge, reimbursement charge, advising charge and amendment charge, if any, shall be for the account of UTSTARCOM.

(b) If UTSTARCOM fails to provide such letter of credit as prescribed in paragraph (a) above, SHARP may at its option postpone the time for shipment of the SUPPLY PARTS then unshipped or cancel any SALES CONTRACT and resell the involved SUPPLY PARTS without incurring any liability to UTSTARCOM on the part of SHARP. UTSTARCOM shall be responsible for any loss or damage to SHARP caused by such postponement or cancellation or failure to establish such letter of credit as provided above.

Article 6. INSPECTION

The SUPPLY PARTS shall be inspected before the shipment thereof by SHARP at its relevant factory whether in Japan or elsewhere. The inspection executed pursuant to the provisions of this Article shall be deemed to be final and conclusive in respect of the quantity, quality, performance and other conditions of the SUPPLY PARTS and SHARP shall be under no liability or obligation (including incidental loss, products liability or other consequential loss) whatsoever except for those specifically provided in Article 8 hereof, for any defect in quality or performance or shortage in quantity of the SUPPLY PARTS which have passed such inspection. UTSTARCOM shall not be entitled to reject such inspected SUPPLY PARTS nor to claim any refund of the purchase price nor to suspend the due and punctual performance of its obligations hereunder or under the relevant SALES CONTRACT.

Article 7. SHIPMENT

(a) Unless otherwise agreed, shipment shall be effected [*] at any Japanese or foreign port(s) in one shipment or in installments by any carrier of any flag subject to the carrier's space being available. The quantity of each shipping lot of the SUPPLY PARTS shall be from time to time determined by SHARP.

(b) The date of Bill of Lading or of similar document(s) shall be deemed to be conclusive evidence of the date of such shipment.

Article 8. REMEDY FOR INCOMPLETE SUPPLY OF THE SUPPLY PARTS

(a) In the event that after inspection executed pursuant to Article 6 hereof any defect in quality

[*] * CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

     or performance of any SUPPLY PARTS which fails to be repaired or recovered by UTSTARCOM, HUTS and/or EASTCOM (hereinafter called the "DEFECTIVE PARTS") or shortage in quantity is found in respect to any shipping lot of the SUPPLY PARTS, and;

     (i) UTSTARCOM shall have notified SHARP in writing to the foregoing effect in reasonable detail within [*] after the date of the arrival of the relevant SUPPLY PARTS at the destination specified in the relative Bill of Lading, accompanied by documentary evidence satisfactory to SHARP showing that such defect or shortage in quantity is the result of faulty workmanship or mistake on the part of SHARP, or that such defect or shortage in quantity arises from any cause for which SHARP is responsible; and

     (ii) UTSTARCOM shall have submitted to SHARP a survey report issued by first-class sworn authorized surveyor(s) satisfactory to SHARP as well as the report on form established by SHARP for the purpose of verification by SHARP or SHARP's representative at EASTCOM's factory, within [*] after the request of SHARP so to submit; and

    (iii) the DEFECTIVE PARTS shall have been held by HUTS being retained intact for SHARP's inspection for a period of [*] after the notification made by UTSTARCOM pursuant to condition (i) above or until UTSTARCOM shall have received instructions from SHARP permitting UTSTARCOM and/or HUTS to dispose of such DEFECTIVE PARTS, whichever is the earlier; and

    (/ /) UTSTARCOM shall have returned the DEFECTIVE PARTS to SHARP, subject to the instruction of SHARP set forth in condition (iii) above; and

    (/ /) the sum of the quantity of any individual DEFECTIVE PARTS and/or that of the shortage in any individual component, contained in the shipping lot of the SUPPLY PARTS which shall have satisfied the foregoing conditions (i) through (iv) shall exceed [*] of the total quantity of any such individual component contained in each such shipping lot of the SUPPLY PARTS;

Then, SHARP shall, as soon as possible after satisfaction of the foregoing conditions (i) through (v), provide UTSTARCOM free of charge with the replacement parts or supplementary parts of the relevant SUPPLY PARTS in such quantity which shall be the balance of the sum set forth in condition (v) above minus [*] of the total quantity of such individual component contained in such shipping lot of the SUPPLY PARTS. SHARP shall bear the ocean transportation charges required for its provision of aforementioned parts.

[*] * CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

(b) In the event that UTSTARCOM and/or HUTS fail to satisfy any of the conditions (i) through (v) above in accordance therewith, UTSTARCOM shall be deemed to have waived all its claims in respect to any defect or shortage in quantity of such shipping lot of the SUPPLY PARTS.

(c) SHARP agrees to pay the transportation charges reasonably incurred by UTSTARCOM in respect of sending back the DEFECTIVE PARTS to SHARP pursuant to paragraph (a) of this Article. Such payment shall be made by SHARP without delay after the conditions (i) through (v) set forth in paragraph
     (a) above shall have been satisfied.

Article 9. STOCK OF SPARE PARTS

(a) In order to satisfy the orders from UTSTARCOM for repair and replacement parts or their interchangeable parts, as the case may be, which shall be necessary for HUTS's after-sales service of the PRODUCTS. SHARP shall be prepared to supply UTSTARCOM with such parts for each model of the PRODUCTS for the period commencing with the date of the latest shipment of the relevant SUPPLY PARTS hereunder and ending on such date after the said shipment as SHARP deems it reasonable. SHARP may and, if requested by UTSTARCOM in writing, shall from time to time designate at its sole discretion the length of such period and notify UTSTARCOM of such period. UTSTARCOM shall, at least [*] before the termination of such designated period, place with SHARP the last order for purchasing such parts for the PRODUCTS as may be required for the after-sales service of the relevant PRODUCTS during the rest of the life of such relevant PRODUCTS. In the event that UTSTARCOM fails to place orders for purchasing such parts with SHARP by the time-limit stated above, SHARP's obligations to supply such parts under this Article shall cease without any compensation or remedy whatsoever to UTSTARCOM.

(b) In case SHARP determines the discontinuance of any equivalent model to the PRODUCTS which results in SHARP's inability to supply the SUPPLY PARTS for that model, SHARP shall, at least [*] before the date from which the supply of such SUPPLY PARTS becomes unavailable notify UTSTARCOM of such date and model of the PRODUCTS. UTSTARCOM shall, within [*] of such notification, place with SHARP the last order for purchasing such parts for the PRODUCTS as may be required for the after-sales service of the relevant PRODUCTS during the rest of the life of the relevant PRODUCTS. Notwithstanding anything to the contrary contained herein or in paragraph(b) of this Article, in the event that UTSTARCOM fails to place with SHARP orders for purchasing any parts of the model of the PRODUCTS in respect of which the manufacture is to be discontinued as aforesaid by the time-limit stated above, SHARP's obligations to supply such parts shall

[*] * CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

     cease without any compensation or remedy whatsoever to UTSTARCOM.

(c) Purchase and supply of the parts set forth in paragraphs(b) and (c) of this Article shall, unless otherwise agreed upon by the parties hereto, be made in compliance with the relevant terms and conditions of this Agreement, provided, however, that SHARP may not reject such orders to the extent that the assortment and quantity of such parts are then available to be supplied by SHARP.

(d) If SHARP deems it necessary or advisable to provide technical information to UTSTARCOM for assembly and manufacture of the PRODUCTS by using the SUPPLY PARTS or for after-sales service, sales promotion or the like of the PRODUCTS, SHARP will do so after consultation with UTSTARCOM subject always to any necessary license requirements or permission of relevant government authorities.

Article 10. DURATION OF AGREEMENT

This Agreement shall be deemed to have been come into force on the 1st day of December, 1999 retroactively, and unless earlier terminated in accordance with the provision hereof or otherwise shall continue in force and effect until and including the [*]. It is understood by the parties hereto that this Agreement shall be, either automatically or with amendment or modification (if any), renewed hereafter on a [*] basis, unless either of the parties hereto gives to the other party at least [*] prior written notice to terminate this Agreement before the expiration of the initial term or any extended term of this Agreement. If such prior written notice is made by either party, then this Agreement shall terminate on the initial or, as the case may be, duly extended expiration date of this Agreement.

Article 11. TERMINATION

(a) In the event of the occurrence of any of the following events to either SHARP or UTSTARCOM (including HUTS and/or EASTCOM, as the case may be, for the purpose of this Article), the other party may forthwith terminate this Agreement by sending a written notice to the first party by registered airmail:

     (i) If either party continues in default of any material obligation imposed on it herein, in any SALES CONTRACT or any other agreement concluded hereunder or thereunder or in connection herewith or therewith for more than two (2) months after written notice has been despatched by registered airmail by the other party requesting the party in default to

[*] * CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

          remedy such default;

     (ii) If either party hereto is subjected to compulsory execution, public auction, coercive collection for its arrearage of taxes or public imposts, or suspension of business by public authorities, or appointment of any receiver or trustee of itself or any substantial portion of its property, or if an application or petition is submitted for bankruptcy, corporate arrangement or commencement of corporate reorganization, or if either party hereto files voluntarily against it an application or petition for bankruptcy, corporate arrangement or commencement of corporate reorganization or composition, or if either party hereto adopts a resolution for discontinuance of its business or for a substantial decrease of its capital or for dissolution or merger into another company, or makes general assignment for the benefit of creditors or if either party hereto becomes unable to pay debts, or if either party is declared in default of any material contract between it and any third party and any such contract is cancelled or its payment obligation under such contract is accelerated (All the foregoing shall include the likeliness of each occurrence in the reasonable opinion of the other party);

    (iii) If, due to any substantial change in ownership, management or effective control of either party or in the objects of the company stated in the Memorandum of Association or Articles of Incorporation or a similar document of either party, (1) there exist, or in the reasonable opinion of the other party there is any ground to suspect the existence of, any obstacles to the effective continuance of this Agreement or any SALES CONTRACT, or (2) there occurs a situation which on the reasonable opinion of the other party would be detrimental to its interests; or

    (/ /) If the TCA is terminated or expired for any reason; or

     (v) If there is any other cause justifying either party to terminate this Agreement, such as material and irreparable injury to goodwill or reputation of the other party, commission by other party of a fraud on or betrayal of confidence in or criminal act against the first party, disclosure or divulgence by the other party of the first party's confidential information.

(b) Except as otherwise specifically provided elsewhere in this Agreement any termination of this Agreement shall be without prejudice to any right and remedy which shall have accrued to either party under or in connection with this Agreement or the SALES CONTRACT prior to such termination.

(c) Notwithstanding the provisions specified in this Article, unless this Agreement is terminated by a cause or causes which SHARP deems attributable to UTSTARCOM, UTSTARCOM may dispose of the SUPPLY PARTS in the TERRITORY which UTSTARCOM have on hand at the time of termination of this Agreement within such a reasonable period of time as may be agreed upon by the parties provided that such disposal is made without impairing SHARP's reputation in the TERRITORY.

Article 12. COMPENSATION FOR DAMAGES

(a) In the event that either party defaults in the due performance of its obligations hereunder, under any SALES CONTRACT or under any other agreement made pursuant to or in connection with this Agreement or any SALES CONTRACT, or in the event that this Agreement or SALES CONTRACT is terminated or cancelled pursuant to paragraph (a) of Article 12 hereof, or any other provisions contained herein or therein, then the other party or the party dispatching a notice of termination or cancellation pursuant to relevant provisions contained herein or therein (collectively the "Affected Party") may demand compensation from the first party for the losses, damages, incurred or sustained by the Affected Party as a result of any such default, termination or cancellation.

     The foregoing provisions of this Article shall not prejudice the right of the Affected Party to extend the time for performance of any of its obligations hereunder or under any SALES CONTRACT to the extent of the duration of such default of the other party or to cancel any SALES CONTRACT in respect of which the performance of any terms is then in default.

(b) UTSTARCOM shall defend, indemnify and hold harmless SHARP from and against any and all actions, claims, demands, suits, losses, damages, costs, expenses and judgements (including attorney's fee thereof) by whomever made, brought or prosecuted and in any manner based upon, arising out of, related to, occasioned by or attributable to any breach by UTSTARCOM and/or HUTS of any provisions of this Agreement or any act or omission by UTSTARCOM, its employees or agents in the performance thereof.

(c) SHARP shall defend, indemnify and hold harmless UTSTARCOM from and against any and all actions, claims, demands, suits, losses, damages, costs, expenses and judgements (including attorney's fee thereof) by whomever made, brought or prosecuted and in any manner based upon, arising out of, related to, occasioned by or attributable to any breach by SHARP of any provisions of this Agreement or any act or omission by SHARP, its employees or agents in the performance thereof.

(d) Without prejudicing the right of SHARP to terminate or cancel this Agreement and/or any SALES CONTRACT and any other rights and remedies of SHARP contained herein or in any SALES CONTRACT, if the SUPPLY PARTS are not shipped on the shipping date specified in the relevant SALES CONTRACT due to any cause whatsoever due to UTSTARCOM, including, without limitation, delay in or repudiation of taking delivery of such SUPPLY PARTS or delay in performance of the obligations of UTSTARCOM hereunder or under such SALES CONTRACT, UTSTARCOM shall pay SHARP an overdue interest at the rate of [*] per annum of (i) the full amount of the price of the relevant SUPPLY PARTS specified in such SALES CONTRACT, accruing from and including such shipping date to and including the actual shipping date or the date on which such SALES CONTRACT is cancelled by SHARP hereunder, whichever date is applicable and (ii) the losses, damages and expenses incurred or suffered by SHARP due to said cancellation of the SALES CONTRACT, accruing from and including such cancellation date to and including the date of actual payment by the UTSTARCOM of said losses, damages and expenses.

(e) In any event, the parties hereto each disclaim any and all liability for special, incidental, or consequential damages (including loss of profit) relating to the terms and conditions of this Agreement.

Article 13. ASSIGNMENT

Neither party shall assign, transfer or otherwise dispose of this Agreement in whole or in part or any right or obligation hereunder to any individual, firm or corporation without the prior consent of the other party in writing.

Article 14. NOTICES

(a) Except as otherwise provided herein all notices to be given or made under this Agreement shall be in writing and sent by registered air-mail and addressed to the principal office of the parties as indicated hereinabove or to such other address as either party may hereafter furnish to the other party in writing.

(b) All notices shall be deemed to have been given or made on the day of despatch.

Article 15. ENTIRE AGREEMENT

This Agreement constitutes the entire and only agreement between the parties hereto as to the subject matter contained herein and supersedes all previous understandings, commitments and

[*] * CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

agreements whether oral or written relating to the subject matter hereof, and no modification, amendment or supplement of this Agreement shall be binding upon the parties hereto except by mutual express written consent of subsequent date signed by authorized representative or officer of each of the parties hereto.

Article 16. EXCEPTIONS

(a) SHARP shall not be liable for any delay in shipment or delivery, non-delivery or destruction or deterioration, of all or any part of the SUPPLY PARTS or for any other default in performance under this Agreement or any SALES CONTRACT, which arises from any lockout, strike, labor trouble or other industrial disturbance, inevitable accident, export cartel by governmental authorities or industry or trade association of whatever nature to limit its export of the SUPPLY PARTS, fire, explosion, transportation difficulty, materials or labor shortage, SHARP's subcontractor's or supplier's suspension or inability of or delay in production or shipment of the SUPPLY PARTS, or from any cause beyond the control of SHARP, including without limitation, war, blockade, embargo, mobilizations, governmental, administrative or public direction or guidance or order of any country including any reasonably anticipated direction or guidance or order thereof, legal restriction imposed in any country including any reasonably anticipated restriction thereof, riot, civil commotion, warlike condition, prolonged failure or shortage of electric power, gas, or oil, epidemic, earthquake, flood, typhoon, or other Act of God.

(b) In the event of any delay or failure due to cause or causes given in the preceding paragraph (a), SHARP shall send by facsimile, e-mail or otherwise a written notice stating the reason therefor to UTSTARCOM as promptly as possible. The performance of SHARP shall be deemed suspended as long as, and to the extent that, any such cause(s) continue, but this Agreement and/or any SALES CONTRACT then executory shall not be regarded as terminated, frustrated or cancelled simply as a result of such delay or failure and the parties hereto shall continue once more with its performance when the cause or causes of such delay or failure have ceased or have been eliminated, provided, however, that if such delay or failure extends or is reasonably anticipated to extend for a period of more than three(3) months, SHARP may without any liability on its part terminate or cancel this Agreement and/or the said SALES CONTRACT by sending a written notice to UTSTARCOM to the extent that SHARP's performance has been prevented or delayed.

Article 17. ARBITRATION

Any dispute arising from the execution of, or in connection with, this Agreement shall be settled

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through friendly consultation between the parties. If the dispute cannot be settled within sixty (60) days from the first date of consultation, the dispute shall be settled by arbitration consisting of three (3) arbitrators. Arbitration shall be held in San Francisco, California under the International Arbitration Rules of the American Arbitration Association if initiated by SHARP, and shall be held in Osaka, Japan under the Commercial Arbitration Rules of the Japan Commercial Arbitration Association if initiated by UTSTARCOM. The award rendered by the arbitration shall be final and binding upon the parties and may be entered by any court having jurisdiction.

Article 18. GOVERNING LAW & TRADE TERMS

(a) It is mutually agreed that the terms of this Agreement and the performance hereunder shall in all respects be governed, construed and interpreted in accordance with the laws of Japan, excluding its provisions regarding conflict of laws.

(b) If and to the extent applicable the trade terms used in this Agreement shall have the meaning given to such terms in the International Commercial Terms (Incoterms 1990).

Article 19. MISCELLANEOUS

(a) SEPARABILITY: The parties hereto agree that, in the event of one or more of the provisions hereof being subsequently declared invalid or unenforceable by court or administrative decision, such invalidity or unenforceability of any of the provisions shall not in any way affect the validity or enforceability of any other provisions hereof except those which the invalidated or unenforceable provisions comprise an integral part of or are otherwise clearly inseparable from such other provisions.

(b) WAIVER: A waiver by a party hereto of any particular provision hereof shall not be deemed to constitute a waiver in the future of the same or any other provision of this Agreement.

(c) EXPENSES: Unless otherwise expressly agreed herein, in the SALES CONTRACT or otherwise in writing by the parties hereto, each party shall bear all losses, damages, liabilities, expenses and disbursements incurred or made by itself or any other investment made by itself in connection with or in pursuance of this Agreement or any SALES CONTRACT, and neither party shall be entitled to compensation or remedy of any kind whatsoever from the other party for the said losses, damages, liabilities, expenses, disbursements or investment whether on termination of this Agreement or any SALES CONTRACT for any reason whatsoever or otherwise unless otherwise expressly agreed upon in writing by the other party.

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(d)  TITLE: The Article titles in this Agreement have been inserted for convenience only and shall in no way be used in the interpretation hereof.

(e) GUARANTEE OF HUTS AND EASTCOM: UTSTARCOM hereby unconditionally guarantees to SHARP the due and punctual performance by HUTS and/or EASTCOM of all the material terms and conditions of this Agreement to be performed by HUTS and/or EASTCOM hereunder, and indemnifies and holds SHARP harmless from and against any damages, costs, expenses and other liabilities incurred by SHARP by reason of failure of HUTS and/or EASTCOM to fully perform and comply with the material terms and conditions of this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective representatives or officers duly authorized thereunto as of the date first above written.

SHARP CORPORATION                                UTSTARCOM INC..

BY:                                              BY:
   -----------------------------------------        ---------------------------
Name:   Sueyuki Hirooka                            Name:   Hong Liang Lu
Title:  Corporate Senior Executive Director        Title:  President & Chief
        & Group General Manager of                         Executive Officer
        International Business Group













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